Exhibit 99.1

[GRAPHIC OMITTED]



FOR IMMEDIATE RELEASE



   Optical Communication Products Announces Second Quarter Fiscal 2007 Results


WOODLAND HILLS, CA - May 15, 2007 - Optical Communication Products, Inc. (NASDAQ
GMS: OCPI), a leading manufacturer of fiber optic components, today announced its financial results for the second quarter of fiscal 2007 ended March 31, 2007.

Second Quarter Financial Results

Revenue for the second quarter ended March 31, 2007 was $16.4 million, a decrease of 10.6% compared with revenue of $18.3 million for the second quarter of fiscal 2006, and a decrease of 3.7% compared with revenue of $17.0 million for the first quarter of fiscal 2007. Backlog at March 31, 2007 was $7.7 million as compared to $7.0 million at December 31, 2006.

Gross margin for the second quarter of fiscal 2007 was negative 3.5% compared with 34.7% for the second quarter of fiscal 2006 and 18.8% for the first quarter of fiscal 2007. The negative gross margin for the second quarter of fiscal 2007 reflects a lower average selling price (ASP), lower margin products, and a non-cash inventory reserve charge of $3.2 million to adjust current inventories on hand to market value.

Operating expenses for the second quarter of fiscal 2007 totaled $18.0 million and included (i) $851,000 in transition costs associated with the planned move of the Company's manufacturing to China, and (ii) a non-cash goodwill impairment charge of $8.5 million or $0.07 per share on a fully diluted basis. Second quarter fiscal 2007 total operating expenses of $18.0 million compares to total operating expenses of $5.6 million for the second quarter of fiscal 2006 and total operating expenses of $9.0 million (including transition charges of $460,000) for the first quarter of fiscal 2007. The increased transition charges quarter-over-quarter were due primarily to the accrual of severance benefits as the Company approaches its planned workforce reduction during the fourth quarter of fiscal 2007. In accordance with Statement of Financial Accounting Standards
(SFAS) No. 123(R), "Share-Based Payment," the Company recorded stock-based compensation expense of $460,000, $248,000 and $282,000, for the second quarter of fiscal 2007, the second quarter of fiscal 2006 and the first quarter of fiscal 2007, respectively.

As required by SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company evaluates its long-lived assets, such as property and equipment and


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Optical Communication Products, Inc.
May 15, 2007
Page 2 of 6


intangible assets with definite lives, for impairment whenever events or changes in circumstances indicate that the carrying value of the asset might be impaired. In addition, SFAS No. 142, "Goodwill and Other Intangible Assets," requires that the Company review and test goodwill for impairment if events or changes in circumstances indicate the goodwill may be impaired. During the three months ended March, 31 2007, due to a decline in the projected gross profit margins associated with a decline in sales volume and a reduction in sale prices due to market conditions and a legacy product line, the Company performed an impairment analysis, pursuant to SFAS No. 144 and SFAS No. 142. Based on the analysis, the Company concluded that the entire $8.5 million of recorded goodwill was impaired and that there was no impairment of property and equipment and intangible assets. The goodwill impairment charge was expensed as a non-cash charge to continuing operations during the three months ended March 31, 2007.

Net loss for the second quarter of fiscal 2007 was $17.1 million or $0.15 per diluted share, compared with net income of $2.1 million or $0.02 per diluted share for the second quarter of fiscal 2006 and a net loss of $4.2 million or $0.04 per diluted share for the first quarter of fiscal 2007.

For the six months ended March 31, 2007, OCP reported total revenue of $33.4 million, gross margin of 7.9%, and a net loss of $21.3 million or $0.19 per diluted share.

As of March 31, 2007, OCP had cash, cash equivalents and marketable securities totaling $116.9 million, working capital of $137.7 million, no long-term debt, and stockholders' equity of $171.3 million.

"OCP is in the midst of a turnaround that began last year and will continue into fiscal 2008," said Chief Executive Officer Philip F. Otto. "Transitions of this magnitude take time, and we are confident that the decisions we have made are the right ones to position OCP for a return to growth.

"When we launched our turnaround plan, we said we expected margin volatility and significant transition-related charges throughout fiscal 2007," Otto continued. "Our second quarter results, however, also reflected industry-wide price erosion and softening of the fiber-to-the-home (FTTH) market in Japan.

"We also took a number of actions in the second quarter that resulted in additional charges and write downs that management deemed necessary to reflect our current business operations and asset valuation. These actions further support the fundamental changes that we have been making in the way OCP operates its business."

Outlook

OCP has reduced its original revenue target range of $80.0 million to $90.0 million for fiscal 2007 to $65 to $70 million and has reduced its fiscal 2007 gross margin target range to 10% to 12%. OCP's long-term goal is to restore sustainable gross margins to levels greater than 30% through strategic initiatives including internally-sourced laser integration, the planned reduction


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Optical Communication Products, Inc.
May 15, 2007
Page 3 of 6


in workforce in conjunction with the move of the Company's manufacturing to China, and the transition to a higher margin product mix over time.

Total annual operating expenses for fiscal 2007 are expected to be in the range of $45 to $47 million, including total estimated transition charges of $3.2 to $3.5 million and the second quarter goodwill impairment charge of $8.5 million.

Additional cash reserves are expected to be used during the second half of fiscal 2007 to support working capital and to invest in gross margin improvement initiatives. OCP's outlook for cash, cash equivalents and marketable securities balance is expected to total $95 million to $100 million at September 30, 2007, compared with $126.9 million at September 30, 2006.

Recent Events

On April 23, 2007, OCP's Board of Directors received a letter from Oplink Communications, Inc. ("Oplink") indicating that it had entered into a stock purchase agreement with The Furukawa Electric Co., Ltd. ("Furukawa") to purchase Furukawa's interest in OCP's outstanding capital stock for $1.50 per share, payable in cash and stock of Oplink. Furukawa beneficially owns 58.1% of OCP's outstanding capital stock as of March 31, 2007.

Oplink's letter also proposed to purchase OCP's remaining outstanding capital stock not owned by Furukawa by means of a merger of OCP with a subsidiary of Oplink at a cash purchase price of $1.50 per share of OCP Class A common stock. Oplink's unsolicited offer is under evaluation by the Special Committee of OCP's Board of Directors, with assistance by independent financial and legal advisors, including Bear, Stearns & Co. Inc., Munger, Tolles & Olson LLP, Kirkland & Ellis LLP and Morris, Nichols, Arsht & Tunnell LLP. The Special Committee has adopted a 30-day shareholder rights plan to protect the interests of OCP's minority shareholders, and Oplink has since filed suit to challenge the adoption of OCP's shareholder rights plan.

OCP's total annual operating expense range and projected cash balance for fiscal 2007 does not include any expenses associated with Oplink's litigation, or the evaluation by the Special Committee of Oplink's proposal to purchase OCP's remaining capital stock not owned by Furukawa.

Conference Call and Webcast

Chief Financial Officer Frederic T. Boyer will hold a conference call with the financial community today at 5:00 pm EST/2:00 pm PST to review the Company's financial results and provide an update on business developments.

Interested parties may participate in the conference call by dialing 800-257-7087. International callers may dial 303-205-0066. When prompted, ask for the "Optical Communication Products Investor Conference Call." A telephonic replay of the conference call may be accessed approximately two hours after the call through May 29, 2007, by dialing 800-405-2236. International callers may dial 303-590-3000. The replay access code is 11088940#.


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Optical Communication Products, Inc.
May 15, 2007
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The conference call will be webcast simultaneously. The webcast may be accessed on OCP's website at www.ocp-inc.com under Investors: Event Calendar and will be archived for 12 months.

About Optical Communication Products, Inc. (OCP)

Founded in 1991, OCP designs, manufactures and sells a comprehensive line of fiber optic components for metropolitan, local area and fiber-to-the-home networks. Its global speed-to-market strategy calls for increased international market penetration, fast-paced product development and flexible, turnkey manufacturing capacity. The Company's product lines include optical transceivers, transmitters and receivers. For more information, visit OCP's web site at www.OCP-inc.com or Investor Digest at www.globalprovince.com/ocpiindex.htm.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements include those detailed under "Risk Factors" and elsewhere in filings with the Securities and Exchange Commission made from time to time by OCP, including its periodic filings on Forms 10-K, 10-Q and 8-K. Other factors that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements include (A) factors relating to the Company and the fiber optic communications industry, such as (i) the risk that our customers are unable to reduce their inventory levels in the near-term and (ii) the risk that we are unable to diversify and increase our customer base; (B) factors relating to the acquisition of GigaComm, such as (i) the possibility that the anticipated benefits from the acquisition cannot be fully realized, (ii) our ability to successfully integrate the operations of GigaComm with those of OCP, and the possibility that costs or difficulties related to the integration will be greater than expected, (iii) our ability to implement future business and acquisition strategies, and (iv) our ability to retain personnel of GigaComm;
(C) factors relating to our manufacturing contract with SAE Magnetics, such as the possibility that the expected benefits from that contract will not be fully realized or will be delayed; (D) factors relating to doing business in Taiwan and The People's Republic of China, such as, but not limited to (i) risks relating to political and diplomatic issues between Taiwan and The People's Republic of China, (ii) difficulty of managing global operations, including staffing and managing foreign operations, (iii) differing labor regulations, and
(iv) foreign currency risk; and (E) factors relating to Oplink's proposed acquisition of Furukawa's majority interest in OCP, such as, but not limited to,
(i) the impact of Furukawa's sale of its interest on our supply agreement with Furukawa, (ii) the impact of Oplink's acquisition on our ability to retain key personnel, and (iii) Oplink's plans for OCP, and how such plans might affect our business and financial results. OCP undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

Mr. Frederic T. Boyer
Senior Vice President and CFO
(818) 251-7220
FBoyer@ocp-inc.com



                         - Financial Tables to Follow -

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Optical Communication Products, Inc.
May 15, 2007
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Optical Communication Products, Inc.
Statements Of Operations (Unaudited)
(In thousands, except per share data)

                                                            Three Months Ended March 31,           Six Months Ended March 31,
                                                            ----------------------------          -----------------------------
                                                               2007              2006               2007                2006
                                                            ---------         ----------          ---------           ---------
Revenue                                                     $  16,391          $  18,342          $  33,415           $  36,090
Cost of revenue                                                16,966             11,969             30,790              23,408
                                                            ---------          ---------          ---------           ---------
Gross profit (loss)                                              (575)             6,373              2,625              12,682
                                                            ---------          ---------          ---------           ---------
Operating expenses:

  Research and development                                      3,047              2,497              5,889               5,759
  Sales and marketing                                           1,474              1,313              2,756               2,502
  General and administrative                                    4,107              1,826              8,511               3,939
  Transitional cost for contract manufacturing                    851                  -              1,311                   -
  Impairment of goodwill                                        8,486                  -              8,486                   -
                                                            ---------          ---------          ---------           ---------
Total operating expenses                                       17,965              5,636             26,953              12,200
                                                            ---------          ---------          ---------           ---------

Income (loss) from operations                                 (18,540)               737            (24,328)                482

Investment income                                               1,411              1,451              2,984               2,748
Other income, net                                                  25                 53                 96                 139
                                                            ---------          ---------          ---------           ---------

Income (loss) before income taxes                             (17,104)             2,241            (21,248)              3,369
Provision for income taxes                                          -                105                 43                 140
                                                            ---------          ---------          ---------           ---------

Net income (loss)                                           $ (17,104)         $   2,136          $ (21,291)          $   3,229
                                                            =========          =========          =========           =========

Earnings (loss) per share:
Basic                                                       $   (0.15)         $    0.02          $   (0.19)          $    0.03
                                                            =========          =========          =========           =========
Diluted                                                     $   (0.15)         $    0.02          $   (0.19)          $    0.03
                                                            =========          =========          =========           =========
Shares outstanding:
Basic                                                         113,540            113,193            113,490             113,107
                                                            =========          =========          =========           =========
Diluted                                                       113,540            114,144            113,490             113,995
                                                            =========          =========          =========           =========


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Optical Communication Products, Inc.
May 15, 2007
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
ASSETS                                                                                March 31,           September 30,
                                                                                       2007                   2006
                                                                                   ------------            ------------
CURRENT ASSETS:
 Cash and cash equivalents                                                         $     82,017            $     57,413
 Marketable securities                                                                   34,891                  69,523
 Accounts receivable less allowance for doubtful accounts and sales returns of $456 and $550 at March 31, 2007 and September
  30, 2006, respectively                                                                  9,474                  11,185
 Inventories                                                                             24,857                  25,715
 Income tax receivable                                                                      466                   1,284
 Deferred income taxes                                                                      330                     330
 Prepaid expenses and other current assets                                                1,146                   1,333
                                                                                   ------------            ------------

Total current assets                                                                    153,181                 166,783

Property, plant and equipment, net                                                       30,413                  29,313
Goodwill                                                                                    -                     8,330
Intangible assets, net                                                                    2,980                   2,656
Deferred income taxes                                                                       207                     207
Other assets                                                                                145                      29
                                                                                   ------------            ------------
TOTAL ASSETS                                                                       $    186,926            $    207,318
                                                                                   ============            ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                                 $      4,035            $      7,239
  Accounts payable to related party                                                       2,767                   2,142
  Accrued payroll related expenses                                                        2,197                   1,599
  Accrued bonus                                                                           1,570                   1,688
  Accrued transitional costs for contract manufacturing                                     951                     -
  Other accrued expenses                                                                  3,761                   2,595
  Income taxes payable                                                                      223                     180
                                                                                   ------------            ------------
Total current liabilities                                                                15,504                  15,443
                                                                                   ------------            ------------

OTHER LONG-TERM LIABILITIES                                                                 158                     159

STOCKHOLDERS' EQUITY:
   Class A common stock, $0.001 par value; 200,000,000 shares authorized, 47,680,587 and 47,424,178 shares outstanding at March
   31, 2007 and September 30, 2006, respectively.                                            48                      47
   Class B common stock $0.001 par value; 66,000,000 shares
   authorized, 66,000,000 shares issued and outstanding at March 31,
   2007 and September 30, 2006, respectively.                                                66                      66
Additional paid-in capital                                                              136,023                 135,123
Accumulated other comprehensive income (loss)                                              (148)                    (86)
Retained earnings                                                                        35,275                  56,566
                                                                                   ------------            ------------
Total stockholders' equity                                                              171,264                 191,716
                                                                                   ------------            ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                         $    186,926            $    207,318
                                                                                   ============            ============


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